UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 6, 2010

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2010, the previously announced resignation of Ms. Lawton W. Fitt from the Board of Directors of Frontier Communications Corporation (the “Company”) became effective.  On July 6, 2010, the Board of Directors of the Company elected Mr. Edward Fraioli, Ms. Pamela D.A. Reeve and Mr. Mark Shapiro to serve as Directors of the Company, filling the vacancy left by Ms. Fitt and two other vacancies on the Company’s Board of Directors.  As previously reported on the Company’s Current Report on Form 8-K filed on May 11, 2010, Mr. Fraioli, Ms. Reeve and Mr. Shapiro were designated by Verizon Communications Inc. (“Verizon”) to be elected to the Company’s Board of Directors pursuant to the Agreement and Plan of Merger, dated as of May 13, 2009, as amended, by and among Verizon, New Communications Holdings Inc. (“Spinco”), and the Company.  Spinco merged with and into the Company effective July 1, 2010.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: July 7, 2010	By:/s/ David R. Whitehouse
David R. Whitehouse
Senior Vice President and Treasurer